Exhibit 10.13

INVESTMENT AGREEMENT

Made and signed in Haifa, Israel, on the 30th day of November, 2024 (the “Effective Date”)

BETWEEN:	Bonus Biogroup Ltd., Public Company 520039777, Of the Matam Advanced Technology Park, Building 8B, P.O.B. 15143, Haifa 3190501, Israel (hereinafter: the “Company”)
On the first part;

AND:	[____________] (hereinafter: the “Investor”)

On the second part;

WHEREAS	the Company is a public company registered in Israel, whose securities are traded at the Tel Aviv Stock Exchange Ltd. (hereinafter: the “TASE”); and

WHEREAS	the Investor wishes to purchase new shares of the Company; and the Company wishes to allot and sell new shares of the Company to the Investor, under the terms and conditions set forth in this agreement (this “Agreement”).

NOW, THEREFORE, it has been acknowledged, stipulated and agreed between the Parties as follows:

1.	Definitions. In this Agreement, the following terms shall have the meaning as follows:

“Parties”	The Company and the Investor.
“Consideration”	The sum of NIS 3,000,000 (in words: three million), in immediately available funds.
“Share”	An ordinary share, without a nominal value, in the Company's share capital.
“Agreed Price Per Share”	NIS 0.16 (in words: Sixteen agorot of NIS).
“New Shares”	The amount of 18,750,000 (in words: eighteen million, seven hundred fifty thousand) Shares, which is equal to the Consideration, divided by the Agreed Price Per Share.
“New Warrants”	The amount of 9,375,000 (in words: nine million three hundred seventy-five thousand) warrants (non-tradable) of the Company (which is equal to 50% of the amount of the New Shares), registered to bearer, exercisable into an amount of 9,375,000 (in words: nine million three hundred seventy-five thousand) Shares (which is equal to the amount of the New Warrants), subject to Adjustments, so that each deed of warrant from this series may be exercised into one Share, in consideration for the cash payment of NIS 0.25 (in words: twenty-five agorot of NIS) per Share, during the period commencing on the date of issuance of the Warrants of this series and ending 24 (twenty-four) months after the date of this Agreement.
“New Securities”	The New Shares and the New Warrants.
“Payment Period”

The full Consideration shall be paid in two (2) installments according to the following schedule:

An amount of NIS 900,000 (in words: nine hundred thousand) was paid on September 10, 2024.

An amount of NIS 2,100,000 (in words: two million, one hundred thousand) shall be paid any day starting at the Effective Date and no later than December 31, 2024.

“Business Day”	A day in which the banks in Israel are open to the public, excluding Fridays, Jewish holidays and Jewish holidays eves.
“Trustee”	IBI Trust Management, Israeli Co. Reg. No. 515020428, a subsidiary of IBI Investment House, 9 Ahad Ha’am St., Tel-Aviv (Shalom Tower).
“Trustee’s Bank”	[____________].
“Trustee’s Bank Account”	[____________]
“Trust Account”	An account held and managed by the Trustee for the purpose of depositing the New Securities in accordance with Section 6 of this Agreement.

“Trustee’s Securities Account”	[____________]
“Company’s Bank”	[____________]
“Company’s Bank Account”	[____________]
“BOD Approval”	the approval of the Board of Directors of the Company for allocating the New Securities to the Investor.
“TASE Approval”	the approval of the TASE for listing the New Securities on the TASE on the name or for the benefit of the Investor.

2.	The transaction. The Investor hereby irrevocably undertakes to deposit the full Consideration with the Company’s Bank by way of one or more irrevocable bank transfers to the Company’s Bank Account, either on a single or several occasions, no later than the end of the Payment Period (the “Deposit”). This obligation is conditional upon the Company obtaining the BOD Approval and, if required, providing such approval to the Investor prior to the last day of the Payment Period as a pre-condition to the Deposit.

3.	The allocation of the New Securities. The Company hereby undertakes an irrevocable undertaking that upon the transfer of the Consideration to the Company’s Bank Account, and subject to the receipt of the approvals required for the lawful allocation of the New Securities, to allocate and transfer the New Securities to the Trustee’s Securities Account.

4.	The Allocation of the New Securities. The Company hereby undertakes an irrevocable obligation that, upon the transfer of the Consideration or any portion thereof to the Company's Bank Account, and subject to the receipt of the approvals required for the lawful allocation of the New Securities, it may allocate all the New Securities or such portion or type thereof as permitted by such approvals, or at least the corresponding pro-rata portion of the New Securities, and transfer them to the Trustee's Securities Account. The transfer of the New Securities from the Trustee's Securities Account to the Investor shall be made in accordance with the proportion of the Consideration actually paid to the Company's Bank Account.

5.	Conditions precedent. The Agreed Price Per Share and the amount of New Securities shall be subject to adjustments, in accordance with the regulations and directives of the TASE, as amended from time to time, for events such as: rights offerings, bonus shares, dividend distributions, capital consolidations, capital splits, or capital reductions (collectively, “Adjustments”). BOD Approval and TASE Approval, are subject to the regulations and directives of the TASE, as amended from time to time.

6.	Lock-up. The Investor hereby undertakes, vis-à-vis the Company, not to sell any portion of the New Shares or any shares derived from the exercise of the New Warrants, to the extent that such sale would be prohibited by Section 15C of the Israeli Securities Law, 5728 - 1968, and the applicable regulations by virtue thereof, on the resale of the New Shares or shares derived from the exercise of the New Warrants. The New Securities and any shares derived from the exercise of the New Warrants, shall remain deposited in a Trust Account for the full lock-up period required by law.

7.	Disclosure of Information Etc. The Investor acknowledges, represents, and warrants to the Company being provided with the opportunity to conduct due diligence prior to entering into the transactions contemplated by this Agreement. This includes unrestricted access to all public reports and disclosures of the Company, irrespective of their reporting date, along with the opportunity to ask questions, receive answers about the terms and conditions of the offering of the New Securities, and obtain any further information necessary to verify the accuracy of the information provided.

8.	Investor Qualifications. The Investor represents and warrants that he qualifies as an "Accredited Investor" under Rule 501(a) of Regulation D of the U.S. Securities Act of 1933 or a "Qualified Investor" under the Israeli Securities Law, 1968. The Investor confirms independently reviewing and meeting the applicable criteria and acknowledges that this declaration is made to comply with securities laws, with the Company relying on it to exclude him as an offeree under private offering restrictions.

9.	Ownership of the New Securities. The Investor represents and warrants to the Company that (i) it is acquiring the New Securities for its own account, and (ii) it is not acting together or in concert with any other person or entity as a group (including for purposes of “holding or purchasing securities together with others” as defined in Section 1 of the Israeli Securities Law, 1968).

10.	The Investor may instruct the Company, in writing and prior to the allocation and transfer of the New Securities to the Trustee's Securities Account, to allocate and transfer part of the New Securities under the names of his children, provided the Investor declares that such children are financially dependent on him, or to a company under his control, subject to proof of such control, to the satisfaction of the Company. Any remaining New Securities shall be allocated and transferred to the Trustee's Securities Account under the Investor's name.

11.	Governing Law; Jurisdiction. The laws of the State of Israel shall apply and govern this Agreement. Exclusive jurisdiction in all matters pertaining to and in connection with this Agreement shall be vested in the competent courts of Tel Aviv, Israel.

12.	Taxes and expenses. Each party shall pay and bare its own taxes and expenses, if and insofar as they are levied on it, resulting from the performance of the allotment pursuant to this Agreement. The Company may, from time to time, replace the Trustee and appoint other entity as a trustee, in place of the Trustee, for the purposes of this Agreement, in its sole discretion, upon providing a prior written notice to the Investor and the trustee. The Company shall bear all expenses of appointing or replacing a trustee as well as expenses incurring from the management of the Trust Account.

13.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, and understandings, whether written or oral, relating to its subject matter. Any amendment or modification to this Agreement shall be valid only if made in writing and signed by all parties.

14.	This Agreement supersedes and replaces the prior investment agreements between the parties, dated August 28, 2024, and September 15, 2024, and November 27, 2024, which are hereby terminated and shall have no further force or effect.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the date first written.

Bonus BioGroup Ltd.	[________]
By: Yossi Rauch, Executive Chairman;	By: [________]
and Shai Meretzki, CEO & Director

[Signature Page to Investment Agreement]

5